List of Subsidiaries
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1. Subsidiaries of New World Coffee-Manhattan, Inc.

     a. Manhattan Bagel Company, Inc. (New Jersey)

     b. Chesapeake Bagel Franchise Corp. (f/k/a CBB Acquisition Corp.) (New Jersey)

     c. Willoughby's, Inc. (Connecticut)

     d. Paragon Bakeries, Inc. (New Jersey)

     e. MBC Tonawanda, LLC (New York)

     f. MBC North Buffalo, LLC (New York)

     g. MBC Northtown, LLC (New York)

     h. MBC Genessee, LLC (New York)

     i. MBC Cheektowaga, LLC (New York)

     j. MBC Elmwood, LLC (New York)

     k. MBC Main Place, LLC (New York)

     l. MBC Maple, LLC (New York)

     m. MBC Orchard Park, LLC (New York)

     n. MBC Amherst, LLC (New York)

     o. MBC Snyder, LLC (New York)

     p. MBC Transit, LLC (New York)

     q. MBC East Aurora, LLC (New York)

2. Subsidiaries of Manhattan Bagel Company, Inc.

     a. I & J Bagel, Inc. (California)

     b. Manhattan Bagel Construction Corp. (New Jersey)

     c. Bay Area Bagel, Inc. (California)

     d. DAB Industries, Inc. (California)

     e. CR Bagel Leases, Inc. (New Jersey)